SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Vertical Capital Income Fund

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

_______________________________________________________________________________

2)	Aggregate number of securities to which transaction applies:

_______________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:

_______________________________________________________________________________

5)	Total fee paid:

_______________________________________________________________________________

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

_______________________________________________________________________________

2)	Form, Schedule or Registration Statement No.:

_______________________________________________________________________________

3)	Filing Party:

_______________________________________________________________________________

4)	Date Filed:

200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003 P: 973.873.7700 F: 973.338.1430 www.allianceadvisors.com

August 6, 2019

Reminder

Dear Valued Shareholder:

We have been unable to reach you regarding an important matter relating to your investment with Vertical Capital Income Fund. Please contact me directly at 973-873-7753 with any questions you may have.

This will only take a moment of your time. Alliance Advisors has been engaged by Vertical Capital Income Fund to reach out to you.

Sincerely,

Melissa Carlson

Vice President

The Shareholder Communication Strategists

Copyright © 2019 by Alliance Advisors, LLC. ALL RIGHTS RESERVED

August 6th, 2019

URGENT

Re: Your investment with Vertical Capital Income Fund

Dear Shareholder,

We have attempted to contact you regarding an important matter pertaining to your investment in the Vertical Capital Income Fund.

Please contact us immediately at 833-782-7194 Monday through Friday between the hours of 9:00am to 10:00pm Eastern Time.

This matter is very important, but will take only a moment of your time.

Alliance Advisors has been engaged by Vertical Capital Income Fund to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

Gina Balderas

Manager

Shareholder Services